Exhibit 23.1





                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1999, appearing on page 29 of Crown Cork & Seal Company Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



PricewaterhouseCoopers LLP

Philadelphia, PA
April 23, 1999